As filed with the Securities and Exchange Commission on February 11, 2014

File No: 333-174599

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-1
ON
FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

COMMITTED CAPITAL ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	5812	14-1961545
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation or organization)	Classification Code Number)	Number)

411 W. 14th Street, 2nd Floor

New York, New York 10014

(646) 624-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Samuel Goldfinger

Chief Financial Officer
411 W. 14th Street, 2nd Floor

New York, New York 10014

(646) 624-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sahir Surmeli, Esq.

Jeffrey P. Schultz, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and

Popeo, P.C.

Chrysler Center

666 Third Avenue

New York, NY 10017

(212) 935-3000

(212) 983-3115 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to Form S-1 on Form S-3 constitutes a post-effective amendment to the registrant’s Registration Statement on Form S-1 (Registration No. 333-174599) (the “Original Registration Statement”) and contains an updated prospectus relating to shares of common stock issuable upon exercise of warrants included as part of the units sold to investors in the registrant’s initial public offering. The prospectus included in this Post-Effective Amendment No. 3 to Form S-1 supersedes and replaces in its entirety the prospectus that was filed pursuant to Rule 424(b)(3) with the Securities and Exchange Commission (the “SEC”) on October 24, 2011. This Post-Effective Amendment No. 3 to Form S-1 on Form S-3 is being filed by the Company to convert the Original Registration Statement, as amended, into a Registration Statement on Form S-3. All filing fees payable in connection with the registration of all the securities covered by the registration statement were previously paid in connection with the filing of the Original Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 11, 2014

COMMITTED CAPITAL ACQUISITION CORPORATION

5,750,000 Shares of Common Stock

This prospectus relates to the issuance by us of 5,750,000 shares of our common stock, par value $.0001 per share, that are issuable upon exercise of the warrants originally issued by us in our initial public offering pursuant to a prospectus dated October 24, 2011.

Each warrant entitles the holder to purchase one share of our common stock. In order to obtain the shares, the holders of the warrants must pay an exercise price of $5.00 per share. The warrants will expire on the date that is the earlier of (i) two years after the effective date of the registration statement of which this prospectus forms a part or (ii) the 45th day following the date that our common stock closes at or above $6.25 per share for 20 out of 30 trading days commencing on the effective date. We will receive approximately 51% of the proceeds from the exercise of the warrants but not from the sale of the underlying common stock. Approximately 49% of the proceeds from the exercise of the warrants will be received by a Liquidating Trust established for the benefit of former holders of membership interests of The ONE Group, LLC and holders of warrants to acquire membership interests of The ONE Group, LLC, as disclosed in this prospectus.

Our common stock, warrants and units are quoted on the OTC Markets OTCQB tier, or OTCQB, and trade under the symbols “STKS”, “STKSW” and “STKSU”, respectively. As of February 10, 2014, on the OTCQB, the last sale prices of our common stock, warrants and units were $6.02 per share, $1.09 per warrant and $7.00 per unit, respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different.

The information contained in this prospectus is correct as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. You should be aware that some of this information may have changed by the time this document is delivered to you.

The date of this prospectus is _______________, 2014.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE OFFERING	3
RISK FACTORS	4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	29
USE OF PROCEEDS	30
PLAN OF DISTRIBUTION	30
DESCRIPTION OF SECURITIES	30
LEGAL MATTERS	34
EXPERTS	34
WHERE YOU CAN FIND ADDITIONAL INFORMATION	34
INCORPORATION OF DOCUMENTS BY REFERENCE	35

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors. Unless otherwise stated in this prospectus, references to “we”, “us”, “our”, “company”, “our company,” “combined company” or “CCAC” refer to Committed Capital Acquisition Corporation and its subsidiaries, including The ONE Group, LLC, or One Group, and its subsidiaries.

In this prospectus the term “Merger” means the acquisition of One Group by CCAC.

Our Company

Previously, we were a blank check company formed in the State of Delaware on January 24, 2006 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable stock transaction or other similar business transaction, one or more operating businesses or assets, and a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In October 2011, we consummated our initial public offering in which we sold 5,750,000 units, each consisting of one share of our common stock and a warrant to purchase one share of our common stock. We received total gross proceeds of $28.75 million.

On October 16, 2013, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) among us, CCAC Acquisition Sub, LLC, a Delaware limited liability company and our wholly owned subsidiary (“Merger Sub”), The ONE Group, LLC (“One Group”) and Samuel Goldfinger as One Group Representative, pursuant to which we acquired One Group in a stock-for-stock exchange. Under the terms of the Merger Agreement, we issued to the former members of One Group and to a Liquidating Trust established for the benefit of former holders of membership interests of One Group (“TOG Members”) and holders of warrants to acquire membership interests of One Group (“TOG Warrant Owners”) (the “Liquidating Trust”) an aggregate of 12,631,400 shares of our common stock, par value $.0001 per share (the “Common Stock”) and $11,750,000 in cash to the TOG Members (collectively, the “Merger Consideration”). The Merger Agreement also provides for up to an additional $14,100,000 of payments to the TOG Members and the Liquidating Trust, the payment of which is contingent upon the exercise of the warrants to purchase 5,750,000 shares of Common Stock, which shares are covered by the registration statement of which this prospectus forms a part.

As a result of the Merger, we are now a hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides turn-key food and beverage services for hospitality venues including boutique hotels, casinos and other high-end locations in the United States and the United Kingdom. Turn-key food and beverage services are food and beverage services that can be scaled and implemented by us at a particular hospitality venue and customized per the requirements of the client. We were established with the vision of becoming a global market leader in the hospitality industry by melding high-quality service, ambiance and cuisine into one great experience. Our primary restaurant brand is STK, a multi-unit steakhouse concept that combines a high-energy, female-friendly, social atmosphere with the quality of a traditional upscale steakhouse. Our food and beverage, or “F&B”, hospitality services offerings include developing, managing and operating restaurants, bars, rooftops, pools, banqueting and catering facilities, private dining rooms, room service and mini bars tailored to the specific needs of high-end boutique hotels and casinos. Our F&B hospitality clients include global hospitality companies such as the Cosmopolitan Hotel, Gansevoort Hotel Group, Hippodrome Casino, ME Hotels and the Perry Hotel (owned by Starwood Capital).

We opened our first restaurant in January 2004 and as of December 31, 2013, we owned and operated 10 and managed 9 restaurants and lounges, including six STKs throughout the United States and in London. Nine of our locations are operated under our six F&B hospitality management agreements, in which we provide comprehensive food and beverage services for our hospitality clients. We generate management and incentive fee revenue from those restaurants and lounges that we do not own, but instead manage on behalf of our F&B hospitality clients. All of our restaurants, lounges and F&B services are designed to create a social dining and entertainment experience within a destination location. We believe that this design philosophy separates us from more traditional restaurant and foodservice competitors. Net losses for the year ended December 31, 2012 and the nine month period ended September 30, 2013 were $2.8 million and $2.7 million, respectively, and included loss from discontinued operations of $10.0 million and $5.2 million for the year ended December 31, 2012 and the nine month period ended September 30, 2013, respectively. The loss from discontinued operations reflects our exiting of non-strategic and underperforming units during these periods and includes the closing of the Bagatelle unit in Las Vegas during 2013 as well as the proposed termination of the management agreement with The Palms Hotel in Las Vegas for the Heraea concept and the proposed termination of the lease with The Palms Hotel in Las Vegas for the Xishi concept. In addition, we closed the ONE concept in Atlantic City in 2012 and a kiosk in New York City which featured burgers and shakes in 2013.

1

Based on our strong momentum and brand appeal, we expect to continue to expand our operations domestically and internationally through a mix of company owned restaurants and managed units by continuing our disciplined and targeted site selection process and supplemented by the increasingly regular inbound inquiries we receive from office building, hotel and casino owners and landlords to develop and open new locations. We currently anticipate that our expansion plans will cost us approximately $4.0 million over the next 12 months, subject to revision if we enter into new agreements. There can be no assurance that we will be able to expand our operations at the rate we currently expect or at all.

Our principal office is located at 411 W. 14th Street, 2nd Floor, New York, New York 10014, and our telephone number is (646) 624-2400. Our website address is www.togrp.com. The information on our website is not a part of this prospectus.

2

THE OFFERING

Securities offered	5,750,000 shares of Common Stock, $.0001 par value per share, underlying warrants sold to the public in our initial public offering

Warrant exercise price	$5.00 per share

Common stock outstanding as of February 10, 2014	24,946,739 shares, including 5,750,000 shares of Common Stock included in our units

Common stock outstanding as of February 10, 2014 assuming exercise of all of the warrants then outstanding	30,696,739 shares

Use of proceeds

Gross proceeds from the exercise of the warrants, if they are exercised in full, will be up to an aggregate of approximately $28.75 million. We will receive approximately 51% of the proceeds and approximately 49% of the proceeds will be received by the Liquidating Trust pursuant to the terms of the Merger Agreement. We expect that any net proceeds from the exercise of the warrants received by us will be used for general corporate purposes and to fund working capital.

OTCQB symbols for our:
Units	“STKSU”
Common stock	“STKS”
Warrants	“STKSW”

3

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below as well as the other information included in this prospectus before purchasing our Common Stock. If any of these risks have a material adverse effect on our business, financial condition, results of operations or cash flows, you may lose all or part of your investment.

Risks Related to Our Business

Our business is dependent on discretionary spending patterns in the areas in which our restaurants and food and beverage hospitality services operations are located and in the economy at large and economic downturns could materially adversely affect our results of operations.

Purchases at our restaurants and food and beverage hospitality services locations are discretionary for consumers and we are therefore susceptible to changes in discretionary patterns or economic slowdowns in the geographic areas in which they are located and in the economy at large. We believe that consumers generally are more willing to make discretionary purchases, including high-end restaurant meals, during favorable economic conditions. Disruptions in the overall economy, including high unemployment, financial market volatility and unpredictability, and the related reduction in consumer confidence could negatively affect customer traffic and sales throughout our industry, including our segment. Also, we believe the majority of our weekday revenues are derived from business customers using expense accounts and our business therefore may be affected by reduced expense account or other business-related dining by our business clientele. If business clientele were to dine less frequently at our locations or to spend at reduced levels, our business and results of operations would be adversely affected as a result of a reduction in customer traffic or average revenues per customer. Our hotel-based restaurants and food and beverage services operations would be particularly susceptible to reductions in business travel. There is also a risk that if the current economic conditions persist or worsen for an extended period of time, consumers might make long-lasting changes to their discretionary spending behavior, including dining out less frequently. Our casino-based restaurants and food and beverage services operations would be particularly susceptible to reductions in discretionary spending. The ability of the U.S. economy to return to the levels realized prior to the most recent economic downturn is likely to be affected by many national and international factors that are beyond our control, including current economic trends in Europe and Asia. These factors, including national, regional and local politics and economic conditions, disposable consumer income and consumer confidence, also affect discretionary consumer spending. Continued weakness in or a further worsening of the economy, generally or in a number of our markets, and our customers’ reactions to these trends could adversely affect our business and cause us to, among other things, reduce the number and frequency of new location openings, close locations and delay our re-modeling of existing locations.

Changes in consumer preferences could adversely impact our business and results of operations.

The restaurant and hospitality industry is characterized by the continual introduction of new concepts and is subject to rapidly changing consumer preferences, tastes, trends and eating and purchasing habits. Our success depends in part on our ability to anticipate and respond quickly to changing consumer preferences, as well as other factors affecting the restaurant and hospitality industry, including new market entrants and demographic changes. Shifts in consumer preferences away from upscale steakhouses or beef in general, which are significant components of our concepts’ menus and appeal, whether as a result of economic, competitive or other factors, could adversely affect our business and results of operations.

4

Our STK locations in New York and Las Vegas represent a significant portion of our revenues, and any significant downturn in their business or disruption in the operation of these locations could harm our business, financial condition and results of operations.

Our STK locations in New York and Las Vegas represented approximately 14% (Downtown), 12% (Midtown) and 21% (Las Vegas) of our total revenues (both owned and managed properties) in 2012. Accordingly, we are susceptible to any fluctuations in the business at our New York and Las Vegas STK locations, whether as a result of adverse economic conditions, negative publicity, changes in customer preferences or for other reasons. In addition, any natural disaster, prolonged inclement weather, act of terrorism or national emergency, accident, system failure or other unforeseen event in or around New York City or Las Vegas could result in a temporary or permanent closing of that location, could influence potential customers to avoid that geographic region or that location in particular or otherwise lead to a significant decrease in our overall revenues. Any significant interruption in the operation of these locations or other reduction in sales could adversely affect our business and results of operations. We also expect that our London operations will account for a significant percentage of revenue going forward and, accordingly, if our London operations were to perform below expectations our overall business, financial condition or results of operations would suffer.

In the foreseeable future we will continue to maintain a relatively small number of restaurant and food and beverage hospitality service locations. Accordingly, we will continue to depend on a small number of revenue generating installations to generate revenues and profits.

While we plan on growing as rapidly as prudently possible, in the foreseeable future we will only have a relatively small installed base from which to derive revenue and profits. Even if we are successful in implementing these plans (of which there can be no assurance), our operational risk will still be concentrated in a relatively small base of operating installations and failure of any of those installations to produce satisfactory levels of revenue or profit could materially and adversely affect our business, financial condition and results of operations as a whole.

Some of our restaurants and food and beverage hospitality services operations are located in regions that may be susceptible to severe weather conditions. As a result, adverse weather conditions in any of these areas could damage our operations, result in fewer customer visits to our operations and otherwise have a material adverse impact on our business.

Sales in any of our restaurants and food and beverage hospitality services operations may be adversely impacted by severe weather conditions, which can cause us to close operations for a period of time and/or incur costly repairs and/or experience a reduction in customer traffic. In addition, the impact severe weather conditions could cause us to cease operations at the affected location altogether. For example, we believe that the adverse weather experienced in the Northeast in 2012, specifically the impact caused by Hurricane Sandy as well as the poor weather conditions in the New York City area at the beginning of 2013, had a significant negative impact on our sales and results of operations. In addition and by way of example, excessive heat in locations in which we operate outdoor installations, such as rooftops and pools, could have a material adverse effect on the operations in those locations. Weather conditions are impossible to predict as is the negative impact on our business that such conditions might cause.

5

If our restaurants and food and beverage hospitality services operations are not able to compete successfully with other restaurants, food and beverage hospitality services operations and other similar operations, our business and results of operations may be adversely affected.

Our industry is intensely competitive with respect to price, quality of service, location, ambiance of facilities and type and quality of food. A substantial number of national and regional restaurant chains and independently owned restaurants compete with us for customers, restaurant locations and qualified management and other restaurant staff. The principal competitors for our concepts are other upscale steakhouse chains such as Del Frisco’s, Mastro’s, Fleming’s Prime Steakhouse and Wine Bar and The Capital Grille, as well as local upscale steakhouses such as Abe & Arthur’s in New York City and She in Las Vegas, Nevada. Further, there is also competition from non-steak but upscale and high-energy restaurants such as Nobu and Lavo. Our concepts also compete with restaurants and other food and beverage hospitality services operations in the broader upscale dining segment and high-energy nightlife concepts. To the extent that our restaurants and food and beverage hospitality services operations are located in hotels, casinos, resorts and similar client locations, we are subject to competition in the broader lodging and hospitality markets that could draw potential customers away from our locations. Some of our competitors have greater financial and other resources, have been in business longer, have greater name recognition and are better established in the markets where our restaurants and food and beverage hospitality services operations are located or where we may expand. Our inability to compete successfully with other restaurants and food and beverage hospitality services operations may harm our ability to maintain acceptable levels of revenue growth, limit or otherwise inhibit our ability to grow one or more of our concepts, or force us to close one or more of our restaurants or food and beverage hospitality services operations. We may also need to evolve our concepts in order to compete with popular new restaurant or food and beverage hospitality services operation formats, concepts or trends that emerge from time to time, and we cannot provide any assurance that we will be successful in doing so or that any changes we make to any of our concepts in response will be successful or not adversely affect our profitability. In addition, with improving product offerings at fast casual restaurants and quick-service restaurants combined with the effects of negative economic conditions and other factors, consumers may choose less expensive alternatives, which could also negatively affect customer traffic at our restaurants or food and beverage hospitality services operations. Any unanticipated slowdown in demand at any of our restaurants or food and beverage hospitality services operations due to industry competition may adversely affect our business and results of operations.

To the extent that our restaurants and food and beverage hospitality services operations are located in hotels, casinos and similar destinations, our results of operations and growth are subject to the risks facing such venues.

Our ability to grow and realize profits from our operations in hotels, casinos and other branded or destination venues are dependent on the success of such venues’ business. We are subject to the business decisions of our clients, in which we may have little or no influence in the overall operation of the applicable venue. For example, revenues from our Miami STK in the Perry Hotel are being adversely impacted by the renovations currently taking place at the Perry. In this case, we had no control over the decision of hotel management to temporarily close the hotel for renovations.

6

We will need to secure additional financing to support our planned operations.

We will require additional funds for our anticipated operations and to meet our capital needs. We expect to rely on our cash flow from operations, the proceeds from the Company’s private placement of 3,131,339 shares of Common Stock at a purchase price of $5.00 per share to purchasers that included some of the Company’s existing stockholders, realizing gross proceeds of $15,656,695 (the “October 2013 Private Placement”), the remaining proceeds from our initial public offering (“IPO”) and other third-party financing for such funds. In the event our cash flow is insufficient to fund our further expansion, our inability to raise capital in addition to the proceeds from the October 2013 Private Placement and the remaining proceeds from our IPO would impede our growth and could materially adversely affect our existing business, financial condition or results of operations. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt in compliance with other contractual restrictions such as financial covenants under our existing credit facility or other debt documents. These factors may make the timing, amount, terms and conditions of additional financings unattractive. There is no assurance that we will be successful in securing the additional capital we need to fund our business plan on terms that are acceptable to us, or at all.

Our future growth depends in part on our ability to open new restaurants and food and beverage hospitality services locations and to and operate them profitably, and if we are unable to successfully execute this strategy, our results of operations could be adversely affected.

Our financial success depends in part on management’s ability to execute our growth strategy. One key element of our growth strategy is opening new restaurants and food and beverage hospitality operations. We believe there are opportunities to open approximately three to five new locations (restaurants and/or hospitality services operations) annually, with STK serving as the primary driver of new unit growth in the near term. However, there can be no assurance that we will be able to open new restaurants and food and beverage hospitality operations at the rate we currently expect.

A substantial majority of our historical growth has been due to opening new restaurants and food and beverage hospitality services locations. Our ability to open new restaurants and food and beverage hospitality services locations and operate them profitably is dependent upon a number of factors, many of which are beyond our control, including without limitation:

•	finding quality site locations, competing effectively to obtain quality site locations and reaching acceptable agreements to lease or purchase sites;
•	complying with applicable zoning, land use and environmental regulations and obtaining, for an acceptable cost, required permits and approvals;
•	having adequate capital for construction and opening costs and efficiently managing the time and resources committed to building and opening each new restaurant and food and beverage hospitality services operation;
•	timely hiring and training and retaining the skilled management and other employees necessary to meet staffing needs;
•	successfully promoting our new locations and competing in their markets;
•	acquiring food and other supplies for new restaurants and food and beverage hospitality services operations from local suppliers; and
•	addressing unanticipated problems or risks that may arise during the development or opening of a new restaurant or food and beverage hospitality services operation or entering a new market.

We incur substantial pre-opening costs that may be difficult to recoup quickly.

While our business model tends to rely on landlord or host contributions to the capital costs of opening a new restaurant or food and beverage hospitality services operations, we incur substantial costs in our contributions to the build-out of the locations, recruiting and training staff, obtaining necessary permits, advertising and promotion and other pre-operating items. Once the restaurant or food and beverage hospitality services location is open, how quickly it achieves a desired level of profitability is impacted by many factors, including the level of market familiarity and acceptance when we enter new markets. Our business and profitability may be adversely affected if the “ramp-up” period for a new location lasts longer than we expect or if the profitability of a new location dips after our initial “ramp-up” marketing program ends.

7

New locations, once opened, may not be profitable, and the increases in average location sales and comparable location sales that we have experienced in the past may not be indicative of future results.

New locations may not be profitable and their sales performance may not follow historical or projected patterns. If we are forced to close any new operations, we will incur losses for the pre-opening expenses incurred in connection with opening such operations. In addition, our average location sales and comparable location sales may not increase at the rates achieved over the past several years. If our new locations do not perform as planned, our business, financial condition or results of operations could be adversely affected.

Our expansion into new markets may present increased risks.

We plan to open new locations in markets where we have little or no operating experience. Restaurants or food and beverage hospitality services operations which we open in new markets may take longer to reach expected sales and profit levels on a consistent basis and may have higher construction, occupancy or operating costs than locations we open in existing markets, thereby affecting our overall profitability. New markets may have competitive conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than our existing markets. We may need to make greater investments than we originally planned in advertising and promotional activity in new markets to build brand awareness. We may find it more difficult in new markets to hire, motivate and keep qualified employees who share our vision, passion and business culture. We may also incur higher costs from entering new markets, if, for example, we assign area managers to manage comparatively fewer locations than we assign in more developed markets. We may find that restaurants in new markets do not meet our revenue and profit expectations and we may be forced to close those operations, incurring closing costs and reducing our opportunities. If we do not successfully execute our plans to enter new markets, our business, financial condition or results of operations could be materially adversely affected.

Opening new restaurants and food and beverage hospitality services operations in existing markets may negatively affect sales at our existing restaurants and food and beverage hospitality services operations.

The consumer target area of our restaurants and food and beverage hospitality services operations varies by location, depending on a number of factors, including population density, other local retail and business attractions, area demographics and geography. As a result, the opening of a new restaurant or food and beverage hospitality services operation in or near markets in which we already have existing locations could adversely affect the sales of those existing locations. Existing locations could also make it more difficult to build our consumer base for a new restaurant or food and beverage hospitality services operation in the same market. Our core business strategy does not entail opening new restaurants or food and beverage hospitality services operations that we believe will materially affect sales at our existing locations, but we may selectively open new locations in and around areas of existing locations that are operating at or near capacity to effectively serve our customers. Sales cannibalization between our restaurants and food and beverage hospitality services operations may become significant in the future as we continue to expand our operations and could affect our sales growth, which could, in turn, materially adversely affect our business, financial condition or results of operations.

8

We face a variety of risks associated with doing business in foreign markets that could have a negative impact on our financial performance.

We operate an STK restaurant as well as food and beverage hospitality services locations in London and we intend to continue our efforts to grow internationally. Although we believe we have developed the support structure for international operations and growth, there is no assurance that international operations will be profitable or international growth will continue. Our foreign operations are subject to all of the same risks as our domestic restaurants and food and beverage hospitality services operations, as well as additional risks including, among others, international economic and political conditions and the possibility of instability and unrest, differing cultures and consumer preferences, diverse government regulations and tax systems, the ability to source fresh ingredients and other commodities in a cost-effective manner and the availability of experienced management.

Currency regulations and fluctuations in exchange rates could also affect our performance. As a result, we may experience losses from foreign currency translation, and such losses could adversely affect our overall sales and earnings.

We are subject to governmental regulation throughout the world, including, without limitation, antitrust and tax requirements, anti-boycott regulations, import/export/customs regulations and other international trade regulations, the USA Patriot Act and the Foreign Corrupt Practices Act. Any new regulatory or trade initiatives could impact our operations in certain countries. Failure to comply with any such legal requirements could subject us to monetary liabilities and other sanctions, which could harm our business, results of operations and financial condition.

If we are unable to increase our sales or improve our margins at existing restaurants and food and beverage hospitality services operations, our profitability and overall results of operations may be adversely affected.

Another key aspect of our growth strategy is increasing comparable restaurant and food and beverage hospitality services operation sales and improving location-level margins. Improving comparable location sales and location-level margins depends in part on whether we achieve revenue growth through increases in the average check and further expand our private dining business at each location. We believe there are opportunities to increase the average check at our locations through, for example, selective introduction of higher priced items and increases in menu pricing. We also believe that expanding and enhancing our private dining capacity will also increase our location sales, as our private dining business typically has a higher average check and higher overall margins than regular dining room business. However, these strategies may prove unsuccessful, especially in times of economic hardship, as customers may not order or enjoy higher priced items and discretionary spending on private dining events may decrease. We believe select price increases have not historically adversely impacted customer traffic; however, we expect that there is a price level at which point customer traffic would be adversely affected. It is also possible that these changes could cause our sales volume to decrease. If we are not able to increase our sales at existing locations for any reason, our profitability and results of operations could be adversely affected.

9

We are dependent on our intellectual property to sustain our branding and differentiation strategies. The failure to enforce and maintain our intellectual property rights could enable others to use names confusingly similar to the names and marks used by our restaurants and food and beverage hospitality services operations, which could adversely affect the value of our brands.

We have registered, or have applications pending to register or have exclusive rights to utilize, the trademark STK with the United States Patent and Trademark Office and in certain foreign countries. In addition, we have the exclusive right to utilize the trademark Asellina in connection with restaurant services within the United States. The success of our business depends in part on our continued ability to utilize our existing trade names, trademarks and service marks as currently used in order to increase our brand awareness. In that regard, we believe that our trade names, trademarks and service marks are valuable assets that are critical to our success. The unauthorized use or other misappropriation of our trade names, trademarks or service marks could diminish the value of our brands and restaurant and food and beverage hospitality service concepts and may cause a decline in our revenues and force us to incur costs related to enforcing our rights. In addition, the use of trade names, trademarks or service marks similar to ours in some markets may keep us from entering those markets. While we may take protective actions with respect to our intellectual property, these actions may not be sufficient to prevent, and we may not be aware of all incidents of, unauthorized usage or imitation by others. Any such unauthorized usage or imitation of our intellectual property, including the costs related to enforcing our rights, could adversely affect our business and results of operations.

Further, each of our marks is pledged as collateral securing our credit facility with BankUnited (formerly Herald National Bank). Default under that agreement could enable BankUnited to sell (at auction or otherwise) our trademarks, which would have a material adverse effect on our ability to continue our business. We have been in technical default under the credit facility but the lender has waived such past defaults. There can be no assurance that we will continue to receive waivers from the lender under our credit facility for any future defaults.

Some of our concepts are new and may not gain customer loyalty.

We have recently introduced the Asellina concept. There can be no assurance that this concept will enjoy broad consumer acceptance or that we will be able to successfully develop and grow this or any other new concepts to a point where they will become profitable or generate positive cash flow or prove to be a platform for future expansion. We may not be able to attract enough customers to meet targeted levels of performance at new restaurants and food and beverage hospitality services operations because potential customers may be unfamiliar with our concepts or the atmosphere or menu might not appeal to them. Restaurants and food and beverage hospitality services operations that are new in concept may even operate at a loss, which could have a material adverse effect on our overall operating results. In addition, opening a new concept such as Asellina in an existing market could reduce the revenue of our existing locations in that market. If we cannot successfully execute our growth strategies for new concepts or if customer traffic generated by new concepts results in a decline in customer traffic at one of our other locations in the same market, our business and results of operations may be adversely affected.

Due to the seasonality of our business, our operating results may fluctuate significantly and these fluctuations make it more difficult for us to predict accurately or in a timely manner factors that may have a negative impact on our business.

Our business is subject to seasonal fluctuations that may vary greatly depending upon the region in which a particular restaurant or food and beverage hospitality services operation is located. These fluctuations can make it more difficult for us to predict accurately or address in a timely manner factors that may have a negative impact on our business. Accordingly, results for any one quarter or fiscal year are not necessarily indicative of results to be expected for any other quarter or for any year.

If our advertising and marketing programs are unsuccessful in maintaining or driving increased customer traffic or are ineffective in comparison to those of our competitors, our results of operations could be adversely affected.

We conduct ongoing promotion-based brand awareness advertising campaigns. If these programs are not successful or conflict with evolving customer preferences, we may not increase or maintain our customer traffic and will incur expenses without the benefit of higher revenues. In addition, if our competitors increase their spending on marketing and advertising programs, or develop more effective campaigns, this could have a negative effect on our brand relevance, customer traffic and results of operations.

10

Negative customer experiences or negative publicity surrounding our locations or other restaurants or venues could adversely affect sales in one or more of our locations and make our brands less valuable.

The quality of our food and our facilities are two of our competitive strengths. Therefore, adverse publicity, whether or not accurate, relating to food quality, public health concerns, illness, safety, injury or government or industry findings concerning our locations, venues operated by other foodservice providers or others across the food industry supply chain could affect us more than it would other venues that compete primarily on price or other factors. If customers perceive or experience a reduction in our food quality, service or ambiance or in any way believe we have failed to deliver a consistently positive experience, the value and popularity of one or more of our concepts could suffer. Any shifts in consumer preferences away from the kinds of food we offer, particularly beef, whether because of dietary or other health concerns or otherwise, would make our locations less appealing and could reduce customer traffic and/or impose practical limits on pricing.

Negative publicity relating to the consumption of beef, including in connection with food-borne illness, or shifts in consumer tastes, could result in reduced consumer demand for our menu offerings, which could reduce sales.

Our success depends, in large part, upon the popularity of our menu offerings. Instances of food-borne illness, including Bovine Spongiform Encephalopathy, which is also known as BSE or mad cow disease, aphthous fever, which is also known as hoof and mouth disease, as well as hepatitis A, lysteria, salmonella and e-coli, whether or not found the United States or traced directly to one of our suppliers or our locations, could reduce demand for our menu offerings. Any negative publicity relating to these and other health-related matters, or any other shifts in consumer preferences away from the kinds of food we offer, particularly beef, whether because of dietary or other health concerns or otherwise, may affect consumers’ perceptions of our locations and the food that we offer, reduce customer visits to our locations and negatively impact demand for our menu offerings. Adverse publicity relating to any of these matters, beef in general or other similar concerns could adversely affect our business and results of operations.

Increases in the prices of, and/or reductions in the availability of commodities, primarily beef, could adversely affect our business and results of operations.

Our profitability depends in part on our ability to anticipate and react to changes in commodity costs, which have a substantial effect on our total costs. For example purchases of beef represented approximately 30% of our food and beverage costs during each of 2010, 2011 and 2012, and we may not purchase beef pursuant to any long-term contractual arrangements with fixed pricing or use futures contracts or other financial risk management strategies to reduce our exposure to potential price fluctuations. The market for beef is subject to extreme price fluctuations due to seasonal shifts, climate conditions, the price of feed, industry demand, energy demand and other factors. For example, during 2011 and 2012, beef costs were impacted by (i) the summer drought in Texas and Oklahoma, (ii) the price of corn, (iii) the entrance of major supermarkets into the USDA choice beef market and (iv) new free trade agreements increasing exports. Although we currently do not engage in futures contracts or other financial risk management strategies with respect to potential price fluctuations, from time to time, we may opportunistically enter into fixed price beef supply contracts or contracts for other food products or consider other risk management strategies with regard to our meat and other food costs to minimize the impact of potential price fluctuations. This practice could help stabilize our food costs during times of fluctuating prices, although there can be no assurances that this will occur. The prices of other commodities can affect our costs as well, including corn and other grains, which are ingredients we use regularly and are also used as cattle feed and therefore affect the price of beef. Energy prices can also affect our bottom line, as increased energy prices may cause increased transportation costs for beef and other supplies, as well as increased costs for the utilities required to run each location. Historically we have passed increased commodity and other costs on to our customers by increasing the prices of our menu items. While we believe these price increases did not historically affect our customer traffic, there can be no assurance additional price increases would not affect future customer traffic. If prices increase in the future and we are unable to anticipate or mitigate these increases, or if there are shortages for beef, our business and results of operations would be adversely affected.

11

We depend upon frequent deliveries of food, alcohol and other supplies, which subjects us to the possible risks of shortages, interruptions and price fluctuations.

Our ability to maintain consistent quality throughout our locations depends in part upon our ability to acquire fresh products, including beef, fresh seafood, quality produce and related items from reliable sources in accordance with our specifications. While we purchase our food products from a variety of suppliers and believe there to be multiple sources for our food products, if there were to occur any shortages, interruptions or significant price fluctuations in beef or seafood or if our suppliers were unable to perform adequately or fail to distribute products or supplies to our restaurants, or terminate or refuse to renew any contract with us, this could cause a short-term increase of our costs or cause us to remove certain items from a menu, increase the price of certain offerings or temporarily close a location, which could adversely affect our business and results of operations.

In addition, we purchase beer, wine and spirits from distributors, such as Southern Wine & Spirits and Republic National Distributing Company, who own the exclusive rights to sell such alcoholic beverage products in the geographic areas in which our locations reside. Our continued ability to purchase certain brands of alcohol beverages depends upon maintaining our relationships with those distributors, of which there can be no assurance. In the event any of our alcohol beverage distributors cease to supply us, we may be forced to offer brands of alcoholic beverage which have less consumer appeal or which do not match the brand image of our locations, which could increase our costs and our business and results of operations could be adversely affected.

We depend on the services of key executives, and our business and growth strategy could be materially harmed if we were to lose these and executives and were unable to replace them with executives of equal experience and capabilities. We will require additional senior personnel to support growth.

Some of our senior executives, such as Jonathan Segal, our Chief Executive Officer, and Sam Goldfinger, our Chief Financial Officer, are particularly important to our success because they have been instrumental in setting our strategic direction, operating our business, identifying, recruiting and training key personnel, identifying expansion opportunities and arranging necessary financing. On January 10, 2014, we agreed to terms of employment with John Inserra to serve as our Chief Operating Officer, and we also plan to hire additional senior management personnel in order to support our planned growth. We currently have employment agreements with Messrs. Segal and Goldfinger, however we cannot prevent our executives from terminating their employment with us. Losing the services of any of these individuals could adversely affect our business. We also believe that our senior executives could not quickly be replaced with executives of equal experience and capabilities and their successors may not be as effective. We currently maintain a $5,000,000 key person life insurance policy on Jonathan Segal and in the event of Mr. Segal’s death the proceeds from such policy are payable to us.

12

We will need additional human and financial resources to sustain growth and the strain on our infrastructure and resources could delay the opening of new locations and adversely affect our ability to manage our existing locations.

We plan to continue our current pace of growth, including the development and promotion principally of STK. We believe there are opportunities to open three to five locations (restaurants and/or food and beverage hospitality services operations) annually, with new openings of STK likely serving as the key driver of new unit growth in the near term. In addition to new openings, we also may, among other things, add additional seating to our existing locations, further grow our private dining business, enclose outdoor space and add patio seating to our locations. This growth and these investments will increase our operating complexity and place increased demands on our management and human resources, purchasing and site management teams. While we have committed significant resources to expanding our current management systems, financial and management controls and information systems in connection with our recent growth, if this infrastructure is insufficient to support this expansion, our ability to open new locations, including the development and promotion of STK and to manage our existing locations, including the expansion of our private dining business, would be adversely affected. If we fail to continue to improve our infrastructure or if our improved infrastructure fails, we may be unable to implement our growth strategy or maintain current levels of operating performance in our existing locations.

Restaurant and hospitality companies have been the target of class action lawsuits and other proceedings alleging, among other things, violations of federal and state workplace and employment laws. Proceedings of this nature, if successful, could result in our payment of substantial damages.

In recent years restaurant and hospitality companies have been subject to lawsuits (including class actions) alleging, among other things, violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been instituted from time to time alleging violations of various federal and state wage and hour laws regarding, among other things, employee meal deductions, the sharing of tips amongst certain employees, overtime eligibility of assistant managers and failure to pay for all hours worked. Although we maintain what we believe to be adequate levels of insurance commensurate with the nature and extent of our operations, insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these matters. Accordingly, if we are required to pay substantial damages and expenses as a result of these types or other lawsuits our business and results of operations would be adversely affected.

Occasionally, our customers file complaints or lawsuits against us alleging that we are responsible for some illness or injury they suffered at or after a visit to one of our locations, including actions seeking damages resulting from food borne illness and relating to notices with respect to chemicals contained in food products required under state law. We are also subject to a variety of other claims from third parties arising in the ordinary course of our business, including personal injury claims, contract claims and claims alleging violations of federal and state laws. In addition, our restaurants and food and beverage hospitality services operations are subject to state “dram shop” or similar laws which generally allow a person to sue us if that person was injured by a legally intoxicated person who was wrongfully served alcoholic beverages at one of our locations. The restaurant and hospitality industry has also been subject to a growing number of claims that the menus and actions of restaurant chains have led to the obesity of certain of their customers. In addition, we may also be subject to lawsuits from our employees or others alleging violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants.

Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from our operations. In addition, they may generate negative publicity, which could reduce customer traffic and sales. Although we maintain what we believe to be adequate levels of insurance, insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims or any adverse publicity resulting from claims could adversely affect our business and results of operations.

13

Our business is subject to substantial government regulation and we require current permits in order to operate. Failure to obtain and maintain the necessary permits in any of our locations could cause a material adverse effect on their ability to operate and generate revenue.

Our business is subject to extensive federal, state and local government regulation, including regulations related to the preparation and sale of food, the sale of alcoholic beverages, the sale and use of tobacco, zoning and building codes, land use and employee, health, sanitation and safety matters. For example, the preparation, storing and serving of food and the use of certain ingredients is subject to heavy regulation. Alcoholic beverage control regulations govern various aspects of our locations’ daily operations, including the minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing and inventory control, handling and storage. Typically our locations’ licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause. In addition, because we operate in a number of different states, we are also required to comply with a number of different laws covering the same topics. The failure of any of our locations to timely obtain and maintain necessary governmental approvals, including liquor or other licenses, permits or approvals required to serve alcoholic beverages or food could delay or prevent the opening of a new location or prevent regular day-to-day operations, including the sale of alcoholic beverages, at a location that is already operating, any of which would adversely affect our business and results of operations.

In addition, the costs of operating our locations may increase if there are changes in laws governing minimum hourly wages, working conditions, overtime and tip credits, health care, workers’ compensation insurance rates, unemployment tax rates, sales taxes or other laws and regulations such as those governing access for the disabled, including the Americans with Disabilities Act. For example, the Federal Patient Protection and Affordable Care Act, or PPACA, which was enacted on March 23, 2010, among other things, includes guaranteed coverage requirements and imposes new taxes on health insurers and health care benefits that could increase the costs of providing health benefits to employees. In addition, because we have a significant number of locations that reside in certain states, regulatory changes in these states could have a disproportionate impact on our business. If any of the foregoing increased costs and we were unable to offset the change by increasing our menu prices or by other means, our business and results of operations could be adversely affected.

Government regulation can also affect customer traffic at our locations. A number of states, counties and cities have enacted menu labeling laws requiring multi-unit restaurant operators to disclose certain nutritional information. For example, the PPACA establishes a uniform, federal requirement for restaurant chains with 20 or more locations operating under the same trade name and offering substantially the same menus to post nutritional information on their menus, including the total number of calories. The law also requires such restaurants to provide to consumers, upon request, a written summary of detailed nutritional information, including total calories and calories from fat, total fat, saturated fat, cholesterol, sodium, total carbohydrates, complex carbohydrates, sugars, dietary fiber, and total protein in each serving size or other unit of measure, for each standard menu item. The FDA is also permitted to require additional nutrient disclosures, such as trans-fat content. We are not currently subject to requirements to post nutritional information on our menus or in our locations though there can be no assurance that we will not become subject to these requirements in the future. The publication of the final rules has been delayed and the FDA has not provided an expected date for their publication. Our compliance with the PPACA or other similar laws to which we may become subject could reduce demand for our menu offerings, reduce customer traffic and/or reduce average revenue per customer, which would have an adverse effect on our revenue. Also, further government regulation restricting smoking in restaurants and bars, may reduce customer traffic. Any reduction in customer traffic related to these or other government regulations could affect revenues and adversely affect our business and results of operations.

14

We are also subject to federal, state and local laws and regulations concerning waste disposal, pollution, protection of the environment, and the presence, discharge, storage, handling, release and disposal of, and exposure to, hazardous or toxic substances. These environmental laws provide for significant fines and penalties for noncompliance and liabilities for remediation, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of hazardous toxic substances. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such hazardous or toxic substances at, on or from our locations. Environmental conditions relating to releases of hazardous substances at prior, existing or future locations could materially adversely affect our business, financial condition or results of operations. Further, environmental laws, and the administration, interpretation and enforcement thereof, are subject to change and may become more stringent in the future, each of which could materially adversely affect our business, financial condition or results of operations.

To the extent that governmental regulations impose new or additional obligations on our suppliers, including, without limitation, regulations relating to the inspection or preparation of meat, food and other products used in our business, product availability could be limited and the prices that our suppliers charge us could increase. We may not be able to offset these costs through increased menu prices, which could have a material adverse effect on our business. If any of our restaurants were unable to serve particular food products, even for a short period of time, or if we are unable to offset increased costs, our business and results of operations could be adversely affected.

We could face labor shortages that could slow our growth and adversely impact our ability to operate our locations.

Our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified employees, including managers, kitchen staff and servers, necessary to keep pace with our anticipated expansion schedule and meet the needs of our existing locations. A sufficient number of qualified individuals of the requisite caliber to fill these positions may be in short supply in some communities. Competition in these communities for qualified staff could require us to pay higher wages and provide greater benefits. Any inability to recruit and retain qualified individuals may also delay the planned openings of new restaurants and could adversely impact our existing locations. Any such inability to retain or recruit qualified employees, increased costs of attracting qualified employees or delays in location openings could adversely affect our business and results of operations.

Changes to minimum wage laws could increase our labor costs substantially.

Under the minimum wage laws in most jurisdictions, we are permitted to pay certain hourly employees a wage that is less than the base minimum wage for general employees because these employees receive tips as a substantial part of their income. As of December 31, 2013, approximately 30% of our employees earn this lower minimum wage in their respective locations since tips constitute a substantial part of their income. If cities, states or the federal government change their laws to require all employees to be paid the general employee minimum base wage regardless of supplemental tip income, our labor costs would increase substantially. In addition, President Obama has called for an increase in the federal minimum wage to at least $9.00 per hour, which, if passed into law, would increase our costs. Certain states in which we operate restaurants have adopted or are considering adopting minimum wage statutes that exceed the federal minimum wage as well. We may be unable or unwilling to increase our prices in order to pass these increased labor costs on to our customers, in which case, our business and results of operations could be adversely affected.

15

We occupy most of our restaurants and some of our food and beverage hospitality services locations under long-term non-cancelable leases under which we may remain obligated to perform even if we close those operations, and we may be unable to renew leases at the end of their terms.

Most of our restaurants and some of our food and beverage hospitality operations are located in premises that we lease (while others are located in premises owned or leased by third parties). Many of our current leases are non-cancelable and typically have terms ranging from 10 to 15 years with renewal options for terms ranging from 5 to 10 years. We believe that leases that we enter into in the future will be on substantially similar terms. If we were to close or fail to open a restaurant or other venue at a location we lease, we would generally remain committed to perform our obligations under the applicable lease, which could include, among other things, payment of the base rent for the balance of the lease term. Our obligation to continue making rental payments and fulfilling other lease obligations in respect of leases for closed or unopened restaurants could have a material adverse effect on our business and results of operations. Alternatively, at the end of the lease term and any renewal period for a restaurant, we may be unable to renew the lease without substantial additional cost, if at all. If we cannot renew such a lease we may be forced to close or relocate a restaurant, which could subject us to construction and other costs and risks.

Fixed rental payments and/or minimum percentage rent payments account for a significant portion of our operating expenses, which increases our vulnerability to general adverse economic and industry conditions and could limit our operating and financing flexibility.

Fixed payments and/or minimum percentage rent payments under our operating leases and management agreements account for a significant portion of our operating expenses and we expect the new locations we open in the future will contain similar terms. Our substantial operating lease obligations could have significant negative consequences, including:

•	increasing our vulnerability to general adverse economic and industry conditions;
•	limiting our ability to obtain additional financing;
•	requiring a substantial portion of our available cash flow to be applied to our rental obligations, thus reducing cash available for other purposes;
•	limiting our flexibility in planning for or reacting to changes in our business or the industry in which we compete; and
•	placing us at a disadvantage with respect to some of our competitors.

We depend on cash flow from operations to pay our obligations and to fulfill our other cash needs. If our business does not generate sufficient cash flow from operating activities and sufficient funds are not otherwise available to us from borrowings under our credit facility or other sources, we may not be able to meet our operating lease and management agreement obligations, grow our business, respond to competitive challenges or fund our other liquidity and capital needs, which could adversely affect our business and results of operations.

16

The impact of negative economic factors, including the availability of credit, on our landlords or the hotels, resorts or casinos in which some of our restaurants and food and beverage hospitality services operations are located, could negatively affect our financial results.

Negative effects on our existing and potential landlords due to the inaccessibility of credit and other unfavorable economic factors may, in turn, adversely affect our business and results of operations. If our landlords are unable to obtain financing or remain in good standing under their existing financing arrangements, they may be unable to provide construction contributions or satisfy other lease covenants to us. If any landlord files for bankruptcy protection, the landlord may be able to reject our lease in the bankruptcy proceedings. While we would under some circumstances have the option to retain our rights under the lease, we could not compel the landlord to perform any of its obligations and would be left with damages (which are subject to collectability risk) as our sole recourse. In addition, if the sites within which our co-located restaurants and food and beverage hospitality services operations are located are unable to obtain sufficient credit to continue to properly manage their sites, we may experience a drop in the level of quality of such sites. Our development of new locations may also be adversely affected by the negative financial situations of potential developers, landlords and host sites. Such parties may delay or cancel development projects or renovations of existing projects due to the instability in the credit markets and recent declines in consumer spending. This could reduce the number of high-quality locations available that we would consider for our new operations or cause the quality of the sites in which the restaurants and food and beverage hospitality services operations are located to deteriorate. Any of these developments could have an adverse effect on our existing businesses or cause us to curtail new projects.

Our current credit facility requires that we comply with certain affirmative and negative covenants and provides for a pledge of all of our assets to secure our obligations. Failure to comply with the terms of the credit agreement could result in a negative adverse impact on our ability to maintain or expand our business.

We are party to a credit agreement dated as of October 31, 2011, as amended (the “Credit Agreement”) with BankUnited (formerly Herald National Bank). The Credit Agreement contains a number of significant restrictive covenants that generally limit our ability to, among other things:

•	incur additional indebtedness;
•	issue guarantees;
•	make investments;
•	use assets as security in other transactions or create any other liens;
•	sell assets or merge with or into other companies;
•	make capital expenditures in excess of specified amounts;
•	enter into transactions with affiliates;
•	sell equity or other ownership interests in our subsidiaries; and
•	create or permit restrictions on our subsidiaries’ ability to make payments to us.

Our Credit Agreement limits our ability to engage in these types of transactions even if we believed that a specific transaction would contribute to our future growth or improve our operating results. Our Credit Agreement also requires us to achieve specified financial and operating results and maintain compliance with specified financial ratios. To date, we have either been in compliance with these tests or such compliance has been waived by our lender. On September 13, 2013, BankUnited provided us with a waiver of noncompliance with certain terms in the Credit Agreement, including the delayed filing of audited financial statements for the year ended December 31, 2012, the minimum tangible net worth covenant of not less than $15.0 million with respect to One Group and its subsidiaries (and $9 million with respect to One Group and several of its subsidiaries that were the borrowers under the Credit Agreement) as of the periods ended December 31, 2012, March 31, 2013 and June 30, 2013, and the increase to the key man life insurance policy from $3 million to $5 million. In addition, on November 7, 2013, BankUnited provided us with a waiver of noncompliance with the minimum tangible net worth covenant of not less than $15.0 million with respect to One Group and its subsidiaries (and $9 million with respect to One Group and several of its subsidiaries that were the borrowers under the Credit Agreement) as of the quarter ended September 30, 2013. Our tangible net worth as calculated pursuant to the Credit Agreement was $6,254,123, $6,695,103, $5,189,908 and $2,816,615 as of the periods ended December 31, 2012, March 31, 2013, June 30, 2013 and September 30, 2013, respectively. Following the consummation of the Merger, we were and are currently in compliance with the tangible net worth covenants. There can be no assurance that we will continue to receive waivers from the lender under our credit facility for any future defaults. Our ability to comply with these provisions may be affected by events beyond our control. A breach of any of these provisions or our inability to comply with required financial ratios in our Credit Agreement could result in a default under the Credit Agreement in which case the lenders will have the right to declare all borrowings to be immediately due and payable. If we are unable to repay all borrowings when due, whether at maturity or if declared due and payable following a default, the lenders would have the right to proceed against the collateral granted to secure the indebtedness which consists of substantially all of our assets. If we breach these covenants or fail to comply with the terms of the Credit Agreement, and the lenders accelerate the amounts outstanding under the Credit Agreement our business and results of operations would be adversely affected.

17

Our Credit Agreement carries floating interest rates, thereby exposing us to market risk related to changes in interest rates.

Our Credit Agreement provides for floating rates of interest pegged to market rates, and as a result our interest expense is subject to conditions beyond our control. A substantial increase in interest expense could materially and adversely affect our business and results of operations.

We may be dependent on the availability of additional debt financing to support our operations and growth. Any future indebtedness would increase the Company’s exposure, would likely limit our operational and financing flexibility and negatively impact our business.

Our ability to continue to grow will be dependent on our ability to raise additional financing. To the extent that this consists of debt, it will increase our liabilities, require additional cash flow to service such debt and will most likely contain further restrictive covenants limiting our financial and operational flexibility. There can be no assurance that such additional financing will be available on favorable terms or at all. Historically, we have relied upon loans from our Chief Executive Officer Jonathan Segal and related entities. There can be no assurance that Jonathan Segal will provide any further loans to us or that unrelated lenders will provide additional financing. We expect that we will depend primarily on cash generated by our operations for funds to pay our expenses and any amounts due under our credit facility and any other indebtedness we may incur. Our ability to make these payments depends on our future performance, which will be affected by financial, business, economic and other factors, many of which we cannot control. Our business may not generate sufficient cash flows from operations in the future and our currently anticipated growth in revenues and cash flows may not be realized, either or both of which could result in our being unable to repay indebtedness or to fund other liquidity needs. If our operations do not generate sufficient cash flow to service our debt, we may be required to refinance all or part of our then existing debt, sell assets or borrow more money, in each case on terms that are not acceptable to us. In addition, the terms of existing or future debt agreements, including our existing credit facility, may restrict us from adopting any of these alternatives. Our ability to recapitalize and incur additional debt in the future could also delay or prevent a change in control of our company, make some transactions more difficult and impose additional financial or other covenants on us. In addition, any significant levels of indebtedness in the future could place us at a competitive disadvantage compared to our competitors that may have proportionately less debt and could make us more vulnerable to economic downturns and adverse developments in our business. Our indebtedness and any inability to pay our debt obligations as they come due or inability to incur additional debt could adversely affect our business and results of operations.

Information technology system failures or breaches of our network security, including with respect to confidential information, could interrupt our operations and adversely affect our business.

We rely on our computer systems and network infrastructure across our operations, including point-of-sale processing at our locations. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, worms and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could subject us to litigation or actions by regulatory authorities. In addition, the majority of our sales are by credit or debit cards. Other restaurants and retailers have experienced security breaches in which credit and debit card information of their customers has been stolen. If this or another type of breach occurs at one of our locations, we may become subject to lawsuits or other proceedings for purportedly fraudulent transactions arising out of the actual or alleged theft of our customers’ credit or debit card information. Although we employ both internal resources and external consultants to conduct auditing and testing for weaknesses in our systems, controls, firewalls and encryption and intend to maintain and upgrade our security technology and operational procedures to prevent such damage, breaches or other disruptive problems, there can be no assurance that these security measures will be successful. Any such claim, proceeding or action by a regulatory authority, or any adverse publicity resulting from these allegations, could adversely affect our business and results of operations.

18

Jonathan Segal, our Chief Executive Officer, beneficially owns a substantial portion of our Common Stock, he may have conflicts of interest with other stockholders in the future and his significant ownership will limit your ability to influence corporate matters.

Jonathan Segal beneficially owns approximately 35% of our Common Stock. As a result of this concentration of stock ownership, Jonathan Segal, acting on his own, has sufficient voting power to effectively control all matters submitted to our stockholders for approval that do not require a super majority, including director elections and proposed amendments to our bylaws.

In addition, this concentration of ownership may delay or prevent a merger, consolidation or other business combination or change in control of our company and make some transactions that might otherwise give you the opportunity to realize a premium over the then-prevailing market price of our Common Stock more difficult or impossible without the support of Mr. Segal. The interests of Mr. Segal may not always coincide with our interests as a company or the interests of other stockholders. Accordingly, Mr. Segal could cause us to enter into transactions or agreements of which you would not approve or make decisions with which you would disagree. This concentration of ownership may also adversely affect our share price.

Mr. Segal currently owns and will continue to own equity interests, including controlling equity interests, in other restaurant and food and beverage hospitality service companies, some of which compete with our company. Therefore, the interest of Mr. Segal with respect to his ownership or control of such other competing companies may not always coincide with our interests as a company or the interests of other stockholders.

We are a holding company and depend on the cash flow of our subsidiaries.

We are a holding company with no material assets other than the equity interests of our subsidiaries. Our subsidiaries conduct substantially all of our operations and own substantially all of our assets and intellectual property. Consequently, our cash flow and our ability to meet our obligations and pay any future dividends to our stockholders depends upon the cash flow of our subsidiaries and the payment of funds by our subsidiaries directly or indirectly to us in the form of dividends, distributions and other payments. Any inability on the part of our subsidiaries to make payments to us could have a material adverse effect on our business, financial condition and results of operations. The equity interests of our subsidiaries are pledged to BankUnited (formerly Herald National Bank) to secure our obligations under the Credit Agreement. In addition, we guaranteed to BankUnited the obligations of our subsidiaries.

Our controls and procedures may fail or be circumvented.

Although we have certain systems and procedures in place, we are currently in the process of enhancing both our processes and internal control systems by hiring additional accounting and financial reporting staff. Any system of controls, however well-designed and operated, can provide only reasonable, not absolute, assurances that the objectives of the system of controls are met. No independent registered public accounting firm has reviewed or assessed our internal controls over financial reporting. We have a material weakness related to financial reporting. Our material weakness relates to an insufficient number of accounting professionals with the necessary knowledge, experience and training to adequately prepare, record, and review significant complex transactions and valuations (such as revenue recognition, stock based compensation, and earnings per share) and prepare financial statements in accordance with generally accepted accounting principles in a timely manner. As a private company transitioning to a public company, we have not historically maintained the internal accounting and financial reporting resources necessary to comply with the obligations of a public reporting company. We have depended heavily upon the services of our Chief Financial Officer until we hired our Vice President of Financial Reporting in November 2013. However, such individual departed on January 17, 2014 and we are currently seeking her replacement. We intend to address this material weakness through the hiring of such individual and have recently hired an SEC financial reporting consultant and will continue to assess the need to hire additional accounting and financial reporting professionals with the requisite knowledge, experience, and training to prepare, record and review complex transactions and valuations, and prepare financial statements in accordance with generally accepted accounting principles in a timely manner. We cannot assure you that we will remediate this material weakness related to internal control over financial reporting. We may identify additional material weaknesses in our internal control over financial reporting, and may have to expend time and resources to improve our internal controls over financial reporting. If our internal control over financial reporting continues to be ineffective, we may not be able to accurately report our financial results or prevent fraud. Any failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures could have a material and adverse effect on our business, results of operations, and financial condition.

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The effect of changes to healthcare laws in the United States may increase the number of employees who choose to participate in our healthcare plans, which may significantly increase our healthcare costs and negatively impact our financial results.

In 2010, the Patient Protection and Affordable Care Act of 2010 (the "PPCA") was signed into law in the United States to require health care coverage for many uninsured individuals and expand coverage to those already insured. We currently offer and subsidize comprehensive healthcare coverage, primarily for our salaried employees. The healthcare reform law will require us to offer healthcare benefits to all full-time employees (including full-time hourly employees) that meet certain minimum requirements of coverage and affordability, or face penalties. If we elect to offer such benefits we may incur substantial additional expense. If we fail to offer such benefits, or the benefits we elect to offer do not meet the applicable requirements, we may incur penalties. The healthcare reform law also requires individuals to obtain coverage or face individual penalties, so employees who are currently eligible but elect not to participate in our healthcare plans may find it more advantageous to do so when such individual mandates take effect. It is also possible that by making changes or failing to make changes in the healthcare plans offered by us we will become less competitive in the market for our labor. Finally, implementing the requirements of healthcare reform is likely to impose additional administrative costs. The costs and other effects of these new healthcare requirements cannot be determined with certainty, but they may significantly increase our healthcare coverage costs and could materially adversely affect our, business, financial condition or results of operations.

We may incur costs resulting from breaches of security of confidential consumer information related to our electronic processing of credit and debit card transactions.

The majority of our sales are by credit or debit cards. Other restaurants and retailers have experienced security breaches in which credit and debit card information has been stolen. We may in the future become subject to claims for purportedly fraudulent transactions arising out of the actual or alleged theft of credit or debit card information, and we may also be subject to lawsuits or other proceedings relating to these types of incidents. Any such claim or proceeding could cause us to incur significant unplanned expenses, which could have an adverse impact on our financial condition and results of operations. Further, adverse publicity resulting from these allegations may have a material adverse effect on us and our restaurants.

We rely heavily on information technology, and any material failure, weakness, interruption or breach of security could prevent us from effectively operating our business.

We rely heavily on information systems, including point-of-sale processing in our locations, for management of our supply chain, payment of obligations, collection of cash, credit and debit card transactions and other processes and procedures. Our ability to efficiently and effectively manage our business depends significantly on the reliability and capacity of these systems. The failure of these systems to operate effectively, maintenance problems, upgrading or transitioning to new platforms, or a breach in security of these systems could result in delays in customer service and reduce efficiency in our operations. Remediation of such problems could result in significant, unplanned capital investments.

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Risks Related to Our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers, directors, and principal stockholders hold a significant percentage of our outstanding Common Stock (with Jonathan Segal alone accounting for approximately 35%). Accordingly, these stockholders are able to control or have a significant impact on all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders affirmed such action. In addition, such concentrated control may adversely affect the price of our Common Stock and sales by our insiders or affiliates, along with any other market transactions, could affect the market price of our Common Stock.

Our securities are quoted on the OTCQB, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or another national exchange.

Our units, Common Stock and warrants are traded in the over-the-counter market and are quoted on the OTCQB not included in the Nasdaq Stock Market or another exchange. Quotation of our securities on the OTCQB will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or another national securities exchange. Lack of liquidity will limit the number of shares and the price at which our stockholders may be able to sell our securities or our stockholders’ ability to sell our securities at all. There may be significant consequences associated with our Common Stock trading on the OTCQB rather than a national exchange. The effects of not being able to list our Common Stock securities on a national exchange include:

•	limited release of the market price of our securities;
•	limited news coverage;
•	limited interest by investors in our securities;
•	volatility of our Common Stock price due to low trading volume;
•	increased difficulty in selling our securities in certain states due to "blue sky" restrictions; and
•	limited ability to issue additional securities or to secure additional financing.

Because we became a public company by means of a “reverse merger with a shell company,” we will also be subject to a one-year "seasoning period" before we will be permitted to list our securities on a securities exchange (subject to certain exceptions).

Prior to the Merger, we were a “shell company” as that term is defined in the SEC’s rules and as such additional risks may exist. Companies that become public through a “reverse takeover with a shell company” are not permitted to list their securities on a securities exchange until (i) the company has completed a one-year “seasoning period” by trading in the United States over-the-counter market or on another regulated United States or foreign exchange following the reverse merger, and filed all required reports with the SEC, including audited financial statements, and (ii) the company maintains the requisite minimum share price for a sustained period, and for at least 30 of the 60 trading days, immediately prior to its listing application and the exchange’s decision to list. The additional listing requirements would not apply to a reverse merger company’s listing application if (i) the listing is in connection with a firm commitment underwritten public offering providing gross proceeds to the company of at least $40 million or (ii) the reverse merger occurred five or more years before applying to list so that at least four annual reports on Form 10-K with audited historical financial information have been filed by the company with the SEC following the one-year trading period. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

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Our units and Common Stock may be considered “penny stock.”

The SEC has adopted regulations, which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our Common Stock may trade at less than $5.00 per share and therefore may be a “penny stock.” Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell the Common Stock and may affect your ability to sell shares.

If securities or industry analysts do not publish, or cease publishing, research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

If a trading market for our Common Stock develops, it will likely be influenced by whether industry or securities analysts publish research and reports about us, our business, our market or our competitors and, if any analysts do publish such reports, what they publish in those reports. We currently have no coverage and may not obtain analyst coverage in the future. Any analysts that do cover us may make adverse recommendations regarding our stock, adversely change their recommendations from time to time, and/or provide more favorable relative recommendations about our competitors. If any analyst who may cover us in the future were to cease coverage of our company or fail to regularly publish reports on us, or if analysts fail to cover us or publish reports about us at all, we could lose, or never gain, visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

There has been limited trading activity in our Common Stock and there is no assurance that an active market will develop in the future.

There has been limited trading activity in our Common Stock. Further, although our Common Stock is currently quoted on the OTCQB, trading of our Common Stock may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of our Common Stock. There can be no assurance that a more active market for our Common Stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our Common Stock, and would likely have a material adverse effect on the market price of our Common Stock and on our ability to raise additional capital. The price of our securities may vary significantly due to our reports of operating losses, one or more potential business transactions, the filing of periodic reports with the SEC, and general market and economic conditions. In addition, the price of the securities can vary due to our general business condition. Our stockholders may be unable to sell their securities unless a market can be established and sustained.

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices that may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the book value of our outstanding securities. We may have to issue securities that have rights, preferences and privileges senior to our Common Stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

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Our ability to raise capital in the future may be limited.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms, or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. If we issue additional equity securities, existing stockholders will experience dilution, and the new equity securities could have rights senior to those of our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our Common Stock and diluting their interest.

The price of our Common Stock could be subject to volatility related or unrelated to our operations.

If a market for our Common Stock develops, the trading price of our Common Stock could fluctuate substantially due to a number of factors, including market perception of our ability to meet our growth projections and expectations, quarterly operating results of other companies in the same industry, trading volume in our Common Stock, changes in general conditions in the economy and the financial markets or other developments affecting our business and the business of others in our industry. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons related and unrelated to their operating performance and could have the same effect on our Common Stock.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could harm our operating results.

As a public company, we will incur significant legal, accounting and other expenses, including costs associated with public company reporting requirements. We will also incur substantial expenses in connection with the preparation and filing of the registration statement required by our registration rights agreement and responding to SEC comments in connection with its review of the registration statement. We will also incur costs associated with current corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC or any stock exchange or inter-dealer quotations system on which our Common Stock may be listed in the future. The expenses incurred by public companies for reporting and corporate governance purposes have increased dramatically in recent years. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We are unable to currently estimate these costs with any degree of certainty. We also expect that these new rules and regulations may make it difficult and expensive for us to obtain director and officer liability insurance, and if we are able to obtain such insurance, we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage available to privately-held companies. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

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If we continue to fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

We will be required to comply with Section 404 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and to obtain attestations of the effectiveness of internal controls by independent auditors. These requirements are substantially greater than we would have in place as a private company. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on the tradability of our Common Stock which in turn would negatively impact our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our Common Stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our Common Stock.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of Common Stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

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Although we are required to use our best efforts to file a registration statement after the completion of the Merger and keep such registration statement covering the issuance of the shares of Common Stock underlying our outstanding warrants effective until the expiration of the warrants, we may not be successful in having such a registration statement declared effective by the SEC, in which case our warrant holders may not be able to exercise their warrants.

Holders of our warrants will only be able to exercise the warrants if we have an effective registration statement covering the shares of Common Stock issuable upon exercise of the warrants and a current prospectus relating to such Common Stock, and such shares of Common Stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the shares of Common Stock issuable upon exercise of the warrants until the expiration of the warrants, and we intend to comply with our undertaking, we may not be able to do so. Factors such as our inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining an effective registration statement and a current prospectus. Holders of warrants will not be able to settle their warrants for cash if we fail to have an effective registration statement or a current prospectus available relating to the Common Stock issuable upon exercise of the warrants.

An investor will only be able to exercise a warrant if the issuance of Common Stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of Common Stock unless the Common Stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of Common Stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of Common Stock upon an exercise and the holder will be precluded from exercise of the warrant. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the Common Stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of a majority of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to extend the exercise period, reduce the exercise price, cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in an adverse way to a holder if holders of at least a majority of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least a majority of the then outstanding warrants is unlimited, examples of such adverse amendments could be amendments to increase the exercise price of the warrants or decrease the number of shares of our Common Stock purchasable upon exercise of a warrant, among other things.

We have broad discretion in the use of the net proceeds from the exercise of the warrants and may not use them effectively.

We will receive approximately 51% of the total proceeds from the exercise of the warrants and approximately 49% of the proceeds will be received by the Liquidating Trust pursuant to the terms of the Merger Agreement. We cannot specify with certainty the particular uses of the net proceeds we will receive from the exercise of the warrants. Our management will have broad discretion in the application of the net proceeds. Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Our management may spend a portion or all of the net proceeds received by us from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from the exercise of the warrants in a manner that does not produce income or that loses value.

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We have adopted the 2013 Employee, Director, and Consultant Equity Incentive Plan pursuant to which we have the ability to issue options and/or restricted stock, which have the potential to dilute stockholder value and cause the price of our Common Stock to decline.

We have established an employee equity incentive plan pursuant to which we may issue options, warrants, restricted stock grants or similar equity linked instrument. Pursuant to that plan, we have granted options to purchase 1,533,156 shares of our common stock and we expect to offer stock options, restricted stock and/or other forms of stock-based compensation to our directors, officers and employees, subject to vesting requirements. If the stock issued upon exercise of options or the restricted stock that we issue are sold into the public market, the market price of our Common Stock may decline. In addition, the availability of shares of Common Stock for award under our equity incentive plan, or the grant of stock options, restricted stock or other forms of stock-based compensation, may adversely affect the market price of our Common Stock.

We have agreed to file a registration statement with the SEC registering the 3,131,339 shares of Common Stock that were issued in connection with our October 2013 Private Placement and 4,112,511 shares of Common Stock that were issued in the Merger. If we are successful in having the SEC declare that registration statement effective, the availability of those shares for sale in the public markets may have a depressive effect on the market price of our Common Stock.

There can be no assurance that we will be successful in having a registration statement declared effective by the SEC in respect of the shares of Common Stock issued in the October 2013 Private Placement and the Merger, but if we are, the availability of those shares for sale may create an “overhang” on any market that develops for our shares, thereby depressing the market price.

The shares of Common Stock issued in the Merger are “restricted securities” and, as such, may not be sold except in limited circumstances

None of the shares of Common Stock issued in the Merger have been registered under the Securities Act of 1933, as amended, or the Securities Act, or registered or qualified under any state securities laws. The shares of Common Stock issued in the Merger were sold and/or issued pursuant to exemptions contained in and under those laws. Accordingly, such shares of Common Stock are “restricted securities” as defined in Rule 144 under the Securities Act and must, therefore, be held indefinitely unless registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws. The certificates representing the shares of Common Stock issued in the Merger reflect their restricted status.

We have agreed, at our expense, to prepare a registration statement, and to cause our company to file a registration statement with the SEC registering the resale of certain of the shares of our Common Stock issued in connection with the Merger, as well as all of the shares of Common Stock sold in the October 2013 Private Placement. If the registration statement is not filed within 30 days of the closing date of the October 2013 Private Placement or is not declared effective by the SEC by a date that is the earlier of: (i) the 90th calendar day following the closing date of the October 2013 Private Placement, or if the SEC reviews and issues comments on the registration statement then such date shall be the 120th calendar day following the closing date of the October 2013 Private Placement, and (ii) the fifth (5th) trading day following the date on which we are notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments and the effectiveness of the registration statement may be accelerated, then we may be subject to the payment of certain liquidated damages to only the holders of the shares issued in the October 2013 Private Placement in the amount equal to 0.5% of the aggregate purchase price paid pursuant to the registration rights agreement we entered into with the holders of the shares of our Common Stock issued in connection with the Merger and the October 2013 Private Placement. There are many reasons, including some over which we have little or no control, which could keep the registration statement from being declared effective by the SEC, including delays resulting from the SEC review process and comments raised by the SEC during that process. Accordingly, in the event that the registration statement is not declared effective within these timeframes, the shares of Common Stock proposed to be covered by such registration statement will not be eligible for resale until the registration statement is effective or an exemption from registration, such as Rule 144, becomes available. If we are unable to register in a timely manner the shares of Common Stock issued to investors in the Merger, then the ability to resell shares of our Common Stock so issued will be delayed.

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Rule 144 may not be available for public resales of our securities.

Rule 144 under the Securities Act, which permits the resale, subject to various terms and conditions, of limited amounts of restricted securities after they have been held for six months will not immediately apply to our Common Stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. We believe this requirement to file Form 10 information has been satisfied by the filing of our Current Report on Form 8-K dated October 16, 2013, as amended on November 6, 2013, November 14, 2013, November 27, 2013, December 19, 2013 and January 17, 2014. Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, the restrictive legends on certificates for the shares of Common Stock issued in the Merger cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act. The absence of a Rule 144 exemption for resales of our Common Stock would materially reduce the ability to sell such shares.

The resale of shares covered by a registration statement could adversely affect the market price of our Common Stock in the public market, which result would in turn negatively affect our ability to raise additional equity capital.

The sale, or availability for sale, of our Common Stock in the public market may adversely affect the prevailing market price of our Common Stock and may impair our ability to raise additional capital by selling equity or equity-linked securities. We have agreed, at our expense, to prepare a registration statement, and to cause our company to file a registration statement with the SEC registering the resale of certain shares of our Common Stock issued in connection with the Merger, as well as all of the shares of Common Stock sold in the October 2013 Private Placement. Once effective, the registration statement will permit the resale of these shares at any time. The resale of a substantial number of shares of our Common Stock in the public market could adversely affect the market price for our Common Stock and make it more difficult for you to sell shares of our Common Stock at times and prices that you feel are appropriate. Furthermore, we expect that, because there will be a large number of shares registered pursuant to a registration statement, selling stockholders will continue to offer shares covered by such registration statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a registration statement may continue for an extended period of time and continued negative pressure on the market price of our Common Stock could have a material adverse effect on our ability to raise additional equity capital.

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We do not anticipate paying cash dividends, and accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid any cash dividend on our stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in shares of our Common Stock will depend upon any future appreciation in their value. There is no guarantee that shares of our Common Stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Common Stock and could entrench management.

Our amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our staggered board of directors may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock without stockholder approval.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our Certificate of Incorporation entitles us to issue “blank check” preferred stock without stockholder approval. Such preferred stock would have terms and conditions more favorable to its holders that are enjoyed by the holders of Common Stock.

Under the terms of our Certificate of Incorporation, our board of directors may authorize and issue up to 10,000,000 shares of one or more series or class of preferred stock with rights superior to those of holders of Common Stock in terms of liquidation and dividend preference, voting and other rights. The issuance of preferred stock would reduce the relative rights of holders of Common Stock vis-à-vis the holders of preferred stock without the approval of the holders of Common Stock. In addition, to the extent that such preferred stock is convertible into shares of Common Stock, its issuance would result in a dilution of the percentage ownership of holders of Common Stock on a fully diluted basis. In addition, the issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control of our company.

Our due diligence may not have revealed all materials issues that may be present in the business of One Group.

Although we conducted due diligence on One Group, we cannot assure you that this diligence revealed all material issues that may be present in One Group’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our or One Group’s control will not later arise. As a result, we may be forced to later write-down or write-off assets, restructure the operations of One Group, or incur impairment or other charges that could result in losses. In addition, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference forward-looking statements regarding our anticipated financial condition, results of operations and business in the future, including expectations, beliefs, projections, future plans and strategies and assumptions concerning future results and events. These forward-looking statements generally may, but do not necessarily, include words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “will,” “should,” “could,” “predicts,” “potential,” “continue” or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Our future results may differ materially from those expressed in these forward-looking statements. These risks, uncertainties and other important factors include, but are not limited to:

•	our ability to successfully adjust to changes in consumer preferences, discretionary spending patterns and general economic conditions, including recent economic events;

•	our restaurants and food and beverage hospitality services operations ability to compete successfully with other restaurants, food and beverage hospitality services operations and other similar operations;

•	our expectations regarding future growth, including our ability to open new restaurants, and food and beverage hospital services locations and operate them profitably;

•	our ability to continue to develop and grow new concepts;

•	our ability to maintain and grow acceptance of our brands;

•	our expectations regarding higher operating costs, including labor costs;

•	our ability to obtain our principal food products and manage related costs;

•	our expectations regarding the seasonality of our business;

•	our expectations regarding litigation or other legal proceedings;

•	the impact of federal, state or local government statutes, rules and regulations;

•	our expectations regarding the loss of key members of our management team or employees;

•	our expectations regarding our liquidity and capital resources, including our ability to meet our lease obligations;

•	our expectations regarding the amount and terms of our existing or future indebtedness; and

•	our ability to maintain adequate protection of our intellectual property.

Given these risks and uncertainties, we urge you to read this prospectus completely with the understanding that actual future results may be materially different from what we plan or expect. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements.

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Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

USE OF PROCEEDS

Assuming the exercise of all of the warrants included as part of the units sold in our IPO, gross proceeds of $28.75 million will be realized upon the exercise of such warrants. We will receive approximately 51% of the total proceeds and approximately 49% of the proceeds will be received by the Liquidating Trust pursuant to the terms of the Merger Agreement. We expect that any net proceeds from the exercise of the warrants received by us will be used for general corporate purposes and to fund working capital. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants.

We will bear all costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus.

PLAN OF DISTRIBUTION

Pursuant to the terms of the warrants, the shares of our Common Stock will be distributed to those warrant holders who surrender the certificates representing the warrants to our warrant agent, Continental Stock Transfer & Trust Company, and provide payment of the exercise price to us. We do not know if or when the warrants will be exercised, or whether any of the shares of Common Stock acquired upon exercise will be sold.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of February 10, 2014, we had 24,946,739 outstanding shares of Common Stock and outstanding public warrants to acquire 5,750,000 shares of our Common Stock at an exercise price of $5.00 per share that will become exercisable at any time commencing upon the effectiveness of this post-effective amendment to our registration statement. The warrants will expire on the date that is the earlier of (i) two years after the effective date of this registration statement registering the shares of Common Stock issuable upon the exercise of the warrants or (ii) the forty-fifth (45th) day following the date that the Company’s Common Stock closes at or above $6.25 per share for 20 out of 30 trading days commencing on the effective date. We will issue a press release and file a Current Report on Form 8-K announcing that effectiveness of this post-effective amendment no later than 6:00 p.m. New York City time on the second trading day after we telephonically confirm effectiveness of such registration statement with the SEC.

No shares of preferred stock are currently outstanding.

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Units

We issued an aggregate of 5,750,000 units in our IPO. Each unit consists of one share of our Common Stock and one warrant. Each warrant entitles its holder to purchase one share of our Common Stock. Any unit holder may elect to separate a unit and trade the shares of Common Stock separately.

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Our certificate of incorporation does not provide for cumulative voting. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of Common Stock eligible to vote for the election of directors can elect all of the directors.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Common Stock.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 10,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are currently issued or outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future

Public Stockholder Warrants

Each warrant entitles the registered holder to purchase one share of our Common Stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing upon the effectiveness of this post-effective amendment to our registration statement. The warrants will expire on the date that is the earlier of (i) two years after the effective date of this registration statement registering the shares of Common Stock issuable upon the exercise of the warrants or (ii) the forty-fifth (45th) day following the date that the Company’s Common Stock closes at or above $6.25 per share for 20 out of 30 trading days commencing on the effective date. We will issue a press release and file a Current Report on Form 8-K announcing that effectiveness of this post-effective amendment no later than 6:00 p.m. New York City time on the second trading day after we telephonically confirm effectiveness of such registration statement with the SEC.

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Holders of our public warrants will be only able to exercise the warrants for cash and only if we have an effective registration statement covering the shares of Common Stock issuable upon exercise of the warrants and a current prospectus relating to such Common Stock and, such shares of Common Stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the shares of Common Stock issuable upon exercise of the warrants, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so. Proceeds of the exercise of the warrants will be allocated 49.04% to the former TOG Members (including persons who exercise previously outstanding TOG warrants) and 50.96% to the Company.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to extend the exercise period, reduce exercise price, cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders. The material provisions of the warrants are set forth herein and a copy of the warrant agreement has been filed as an exhibit to the registration statement for our IPO. We have agreed not to reduce the warrant exercise period unless it is approved by the holders of all then outstanding warrants.

The exercise price and number of shares of Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Common Stock at a price below their respective exercise prices.

Once the warrants become exercisable, the warrants may be exercised upon surrender of the warrant certificate on or before the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares of Common Stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

At the effective time of the Merger, certain of our initial stockholders (MOS Holdings Inc. and P&P 2, LLC) forfeited an aggregate of 3,375,000 shares of Common Stock back to us in accordance with their respective insider letter agreements with us and Broadband Capital Management LLC that were entered into in connection with our initial public offering.

Our Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

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Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. Rule 144 also is not available for resale of securities issued by any shell companies (other than business combination-related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, none of our stockholders is currently able to sell shares of our Common Stock in reliance on Rule 144. Assuming we continue to meet the requirements set forth above, Rule 144 will become available to our stockholders one year after the date of this report. Our stockholders may currently resell their shares of our Common Stock only pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to another exemption from registration.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

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Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (i) owns 15% or more of a corporation’s voting securities or (ii) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three year period immediately preceding a business combination of the corporation governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price, once a market exists, for the shares of Common Stock held by our stockholders.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, is passing on the validity of the shares of common stock offered by this prospectus.

EXPERTS

The audited consolidated financial statements of The ONE Group, LLC and Subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The consolidated financial statements of Committed Capital Acquisition Corporation and Subsidiaries incorporated by reference in this Prospectus and Registration Statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, to the extent indicated in their reports thereon also incorporated by reference in the Registration Statement. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules, and amendments to the registration statement) under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the securities to be sold in this offering, we refer you to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document to which we make reference are not necessarily complete. In each instance, we refer you to the copy of such contract, agreement or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by the more complete description of the matter involved.

We are subject to the information requirements of the Exchange Act and we file annual, quarterly and current reports, proxy and information statements, and other information with the SEC. You may read and copy our SEC filings, including the registration statement, at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Copies of all or any part of the registration statement may be obtained from the SEC’s offices upon payment of fees prescribed by the SEC. The SEC maintains an Internet site that contains periodic and current reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

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We make available free of charge on our Internet address www.togrp.com our annual, quarterly and current reports, and amendments to these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and that we incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus.

•	Our Annual Report on Form10-K for the year ended December 31, 2012;

•	Our Quarterly Reports on Form10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

•	Our Current Reports on Form 8-K filed with the SEC on July 19, 2013, October 16, 2013 and October 22, 2013 and Form 8-K/A filed with the SEC on November 6, 2013, November 14, 2013, November 27, 2013, December 19, 2013, January 14, 2014 (Item 5.02) and January 17, 2014;

•	Our Information Statement on Schedule 14F-1 filed with the SEC on October 17, 2013;

•	Any other filings we make pursuant to the Exchange Act after the date of filing this post-effective amendment to registration statement and prior to effectiveness of the post-effective amendment to registration statement; and

•	The description of our common stock, warrants and units included in or incorporated by reference into our Registration Statement on Form 8-A filed on September 19, 2011.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Committed Capital Acquisition Corporation, 411 W. 14th Street, 2nd Floor, New York, New York 10014 (telephone number (646) 624-2400).

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COMMITTED CAPITAL ACQUISITION CORPORATION

5,750,000 SHARES OF COMMON STOCK

PROSPECTUS

_______________, 2014

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC registration fee	$0*
Accounting fees and expenses	$12,000
Legal fees and expenses	$15,000
Printing and engraving expenses	$5,000
Miscellaneous	$1,000
Total	$33,000

*SEC registration fee previously paid. See Explanatory Note following the cover page of this Post-Effective Amendment No. 3 to Form S-1 on Form S-3.

Item 15. Indemnification of Directors and Officers

Delaware General Corporation Law. Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Certificate of Incorporation. Our amended and restated certificate of incorporation provides that our corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized hereby

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Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our amended and restated certificate of incorporation.

Insurance Policies. The Registrant has directors’ and officers’ liability insurance in an amount of $15,000,000.

Item 16. Exhibits

See the Exhibit Index, which follows the signature page and which is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

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(i) If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section13(a) or Section15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 11th day of February, 2014.

COMMITTED CAPITAL ACQUISITION CORPORATION

By:	/s/ Samuel Goldfinger
Name:	Samuel Goldfinger
Title:	Chief Financial Officer

Pursuant to the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

* Jonathan Segal	Chief Executive Officer, Director (principal executive officer)	February 11, 2014

/s/ Samuel Goldfinger Samuel Goldfinger	Chief Financial Officer (principal financial and accounting officer)	February 11, 2014

* Michael Serruya	Non-Executive Chairman, Director	February 11, 2014

* Gerald W. Deitchle	Director	February 11, 2014

* Richard E. Perlman	Director	February 11, 2014

* Nicholas Giannuzzi	Director	February 11, 2014

* By:	/s/ Samuel Goldfinger
Name:	Samuel Goldfinger
As Attorney-in-Fact

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 16, 2013, by and among the Registrant, CCAC Acquisition Sub, LLC, The One Group, LLC, and Samuel Goldfinger, as Company Representative, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 16, 2013, is incorporated herein by reference.

4.1	Specimen Unit Certificate (Incorporated by reference to Amendment No. 2 to Form S-1 filed on July 22, 2011).

4.2	Specimen Common Stock Certificate (Incorporated by reference to Amendment No. 2 to Form S-1 filed on July 22, 2011).

4.3	Specimen Warrant Certificate (Incorporated by reference to Amendment No. 2 to Form S-1 filed on July 22, 2011).

4.4	Warrant Agreement, dated October 24, 2011, by and between the Registrant and Continental Stock Transfer & Trust Company (Incorporated by reference to Form 8-K filed on October 25, 2011).

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., previously filed as Exhibit 5.1 to the Company’s Amendment No. 4 to its Registration Statement on Form S-1 (File No. 333- 174599) filed on September 19, 2011.

23.1*	Consent of Grant Thornton LLP.

23.2	Consent of Rothstein, Kass & Company, P.C. (previously filed).

23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (previously filed).

*             Filed herewith.